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                                                                    Exhibit 15.1





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     TransTexas Gas Corporation (the "Company")
                 Registration Statement on Form S-3

Ladies and Gentlemen:

         We are aware that our reports dated December 14, 1995, June 14, 1996, September 16, 1996 and December 16, 1996 on our review of interim condensed consolidated financial information of the Company for the three month period ended October 31, 1995, the three month period ended April 30, 1996, the three and six month periods ended July 31, 1996 and the three and nine month periods ended October 31, 1996, respectively, which are included in the Company's reports on Form 10-Q for the quarters then ended, are incorporated by reference in Post-Effective Amendment No. 5 to the Company's Registration Statement on Form S-3 (No. 33-91494), filed with the Securities and Exchange Commission on December 20, 1996. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended (the "Act"), these reports should not be a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


                                           COOPERS & LYBRAND, L.L.P.


Houston, Texas
December 20, 1996